                                                                    EXHIBIT 23.7

                                                                   EXHIBIT 23.7

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-11 of our report dated March 4, 1996, relating to the financial statements of CHC Lease Partners, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Information" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Information."

PRICE WATERHOUSE LLP

Miami, Florida

July 15, 1996